Adjusted measures are non-GAAP financial measures. An explanation of these non-GAAP financial measures is included under the heading “Information Regarding Non-GAAP Financial Measures” at the end of this press release.  Please see the non-GAAP reconciliation tables.

Exhibit 99.1
NEWS RELEASE

Victory Capital Reports First Quarter 2019 Financial Results

AUM of $61 Billion as of April 30, 2019

Acquisition Cost Synergy Estimates Increased to $110 Million and Timing Accelerated

First Quarter 2019 Highlights

•	Strong investment performance, with 60%, 75%, 74% and 90% of AUM outperforming its respective benchmarks over respective trailing one-, three-, five- and 10-year periods
•	$0.20 per diluted share of GAAP earnings
•	$0.35 per diluted share of adjusted earnings with tax benefit[1]
•	38.4% adjusted EBITDA margin[1]

Cleveland, Ohio, May 14, 2019 — Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or “the Company”) today reported its results for the three months ended March 31, 2019.

“I am pleased to report that Victory Capital achieved excellent investment and financial results during the first quarter of 2019,” said David Brown, Chairman and Chief Executive Officer. “Our Investment Franchises and Solutions Platform continued to deliver strong investment performance on behalf of our clients with 75% of AUM outperforming its respective benchmarks over the trailing three-year period ended March 31, 2019. Firmwide AUM increased during the quarter and year to date through April 30, 2019. The first quarter was also marked by healthy margins, earnings and cash flows.

“Total AUM grew to $61 billion through the first four months of 2019. Year-to-date net flows were slightly negative at $300 million through the end of April, but have turned positive in early May following the funding of a few large client mandates. We believe our business performance year to date illustrates the sound positioning of our integrated multi-boutique model in a rapidly evolving industry and the effectiveness of our distribution platform.

“The planned acquisition of USAA Asset Management Company remains on track and is targeted to close effective July 1, 2019.2 Plans to integrate the USAA business are progressing well, and I’m pleased to report that the shareholder approval process is complete for all of the USAA mutual funds and ETFs.  Additionally, we have increased our cost synergy estimates from $100 million to $110 million. We now expect $60 million of synergies to be in place at close, $95 million within six months of close, and the full $110 million within 12 to 15 months of close. This schedule is accelerated from previously communicated timeframes.

“USAA Asset Management Company’s AUM as of March 31, 2019 was $80 billion.  This includes $70 billion in AUM invested through the direct member channel, the 529 college savings plan and the intermediary platform. It also includes an additional $10 billion in AUM that is invested in USAA Mutual Funds through the managed money product offered by USAA’s brokerage platform.

1Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures. Reconciliation of each of Adjusted EBITDA and Adjusted Net Income to Net Income have been provided in the non-GAAP reconciliation tables in this press release. An explanation of these non-GAAP financial measures is included below under the heading “Information Regarding Non-GAAP Financial Measures”.

2The acquisition of USAA Asset Management Company is subject to regulatory and other customer approvals and conditions. Victory Capital is not acquiring the USAA brokerage business.

“The more we learn about USAA Asset Management Company and the member platform, the more excited we are about this tremendous opportunity, which will truly transform our business. It will meaningfully diversify our AUM and investment capabilities, while further enhancing economies of scale. It will also significantly expand our distribution platform to include a direct channel to serve USAA members.

“We have fully committed debt financing for the acquisition. Our pro-forma Debt / EBITDA ratio at the close of the transaction is expected to be ~2.9x. Additionally, strong cash flow from operations has enabled us to continue to accumulate cash to support the acquisition.

“Looking ahead, we remain committed to creating long-term value for our shareholders through the disciplined execution of our corporate vision, which combines strategic acquisitions with organic growth. As in the past, serving the needs of our clients remains our top priority.”

The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results. Due to rounding, AUM values in this press release may not add up precisely to the totals provided.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Assets Under Management
Ending	$58,119	$52,763	$60,855
Average	57,043	58,474	62,020

Flows
Gross	$3,038	$4,028	$3,685
Net	(1,105)	(1,019)	(633)

Consolidated Financial Results (GAAP)
Revenue(2)	$87.5	$96.0	$105.0
Revenue realization (in bps)(2)	62.2	65.1	68.6
Operating expenses(2)	65.4	70.2	77.7
Income from operations	22.1	25.8	27.3
Operating margin(2)	25.3%	26.8%	26.0%
Net income	14.5	13.9	10.5
Earnings per diluted share	$0.20	$0.19	$0.16
Cash flow from operations	17.9	34.4	25.9

Adjusted Performance Results (Non-GAAP)(1)
Adjusted EBITDA	$33.6	$36.4	$39.8
Adjusted EBITDA margin(2)	38.4%	37.9%	37.9%
Adjusted net income	21.9	23.6	23.1
Tax benefit of goodwill and acquired intangibles	3.4	3.3	3.3
Adjusted net income with tax benefit	25.3	27.0	26.4
Adjusted net income with tax benefit per diluted share	$0.35	$0.38	$0.40

1Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures. Reconciliation of each of Adjusted EBITDA and Adjusted Net Income to Net Income have been provided in the non-GAAP reconciliation tables in this press release. An explanation of these non-GAAP financial measures is included below under the heading “Information Regarding Non-GAAP Financial Measures”.

2On January 1, 2019, the Company adopted ASU 2014-09 and now records all Mutual Fund and ETF waivers and expense reimbursements as a reduction of reported revenue and not as an expense item. The impact in the first quarter of 2019 was a $4.1 million decrease in revenue and operating expenses, a 2.9 basis point decrease in revenue realization, a 1.1% increase in operating margin and a 1.7% increase in Adjusted EBITDA margin. Because the Company adopted the new guidance using the modified retrospective method, prior periods have not been restated.

AUM, Flows and Investment Performance

Victory Capital’s AUM increased by $5.3 billion to $58.1 billion at March 31, 2019, compared with $52.8 billion at December 31, 2018. The increase was due to market appreciation of $6.5 billion, partially offset by net outflows of $1.1 billion. Gross flows for the first quarter were $3.0 billion. Subsequent to quarter end, positive net flows during April resulted in year-to-date net outflows improving to $0.3 billion, as of April 30, 2019, and AUM increasing to $61.0 billion.

As of March 31, 2019, Victory Capital offered 71 investment strategies through its nine autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM and strategies as of March 31, 2019.

	Trailing	Trailing	Trailing	Trailing
	1-Year	3-Years	5-Years	10-Years
Percentage of AUM Outperforming Benchmark	60%	75%	74%	90%
Percentage of Strategies Outperforming Benchmark	55%	55%	63%	81%

First Quarter of 2019 Compared with Fourth Quarter of 20181

For the quarter ended March 31, 2019, GAAP net income rose 4% to $14.5 million, or $0.20 per diluted share, compared with $13.9 million, or $0.19 per diluted share in the fourth quarter of 2018. GAAP operating margin was 25.3% in the first quarter compared to 26.8% in the fourth quarter of 2018. Adjusted net income with tax benefit declined 6% to $25.3 million, or $0.35 per diluted share, in the first quarter of 2019, comprised of adjusted net income of $0.30 per diluted share and $0.05 per diluted share of tax benefit related to acquired intangible assets. In the fourth quarter of 2018, the Company reported adjusted net income with tax benefit of $27.0 million or $0.38 per diluted share.

Operating expenses in the first quarter of 2019 declined 7% to $65.4 million, compared with $70.2 million in the fourth quarter of the prior year. Despite higher seasonal first quarter personnel expenses, total expenses declined due to lower variable expenses associated with lower average AUM and the reclassification of $4.1 million of fund waivers and expense reimbursements, which are now being recorded as reductions to reported revenue due to the adoption of new revenue recognition guidance (ASU 2014-09) on January 1, 2019.  Due to the fact that the Company adopted the new revenue recognition guidance using the modified retrospective method, prior periods have not been restated. The adoption of this new revenue recognition guidance contributed to the 9% decline in reported revenue to $87.5 million in the first quarter of 2019, compared with $96.0 million in the fourth quarter of 2018.  Adjusted EBITDA in 2019’s first quarter was $33.6 million, down 8% from $36.4 million in the quarter ended December 31, 2018. Adjusted EBITDA margin expanded in the first quarter of 2019 to 38.4%, up from 37.9% in the fourth quarter of 2018, due to the adoption of the new revenue recognition guidance and lower AUM.

First Quarter of 2019 Compared with First Quarter of 20181

GAAP net income increased 38% to $14.5 million in the quarter ended March 31, 2019, from $10.5 million in the same quarter in 2018.  On a per share basis, GAAP net income advanced 25% to $0.20 per diluted share in the first quarter of 2019, compared with $0.16 per diluted share in 2018’s first quarter. The increase reflects lower asset-based expenses in the current year, partially offset by higher acquisition related costs, and a $6.1 million expense in last year’s first quarter related to debt extinguishment.

1Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures. Reconciliation of each of Adjusted EBITDA and Adjusted Net Income to Net Income have been provided in the non-GAAP reconciliation tables in this press release. An explanation of these non-GAAP financial measures is included below under the heading “Information Regarding Non-GAAP Financial Measures”.

Adjusted net income with tax benefit decreased 4% to $25.3 million, in the first quarter of 2019, versus $26.4 million in the comparable 2018 quarter. First quarter adjusted net income with tax benefit was $0.35 per diluted share in 2019, down from $0.40 in the prior year. Adjusted EBITDA and Adjusted EBITDA margin were $33.6 million and 38.4%, respectively, in 2019’s first quarter, compared with $39.8 million and 37.9%, respectively, in the first quarter of 2018. The declines were associated with lower revenue, which was $87.5 million in the current-year quarter, versus $105.0 million in the same period of 2018. The decrease in reported revenue resulted from adopting the new revenue recognition guidance in 2019, which lowered the fee realization rate, and lower AUM.

First quarter 2019 operating expenses decreased in all categories except for acquisition-related costs. Operating expenses were $65.4 million in the first quarter of 2019, compared to $77.7 million in the same quarter last year. Reflecting the Company’s variable cost structure, distribution and other asset-based expenses declined by 37%, and general and administrative expenses were 22% lower, than in last year’s first quarter. The adoption of the new revenue recognition guidance also contributed to the decline in distribution and other asset-based expenses in the first quarter of 2019.

Balance Sheet / Capital Management

Cash and cash equivalents rose to $66.3 million at March 31, 2019, compared with $51.5 million at December 31, 2018. The term loan balance at March 31, 2019, was $280.0 million, unchanged from December 31, 2018. During the quarter, the Company repurchased 122,957 shares at an average price of $10.93 per share.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call tomorrow morning, May 15, at 8:00 a.m. ET to discuss the results. Analysts and investors may participate in the question-and-answer session. To participate in the conference call, please dial (866) 465-5145 (domestic) or (409) 220-9945 (international), shortly before 8:00 a.m. ET. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. Prior to the call, a supplemental slide presentation that will be used for the conference call will be available on the Events and Presentations page of the Company’s investor relations website. For anyone who is unable to join the live event, an archive of the webcast will be available for replay shortly after the call concludes.

About Victory Capital

Victory Capital is a global investment management firm operating a next-generation, integrated multi-boutique business model with $61.0 billion in assets under management as of April 30, 2019.

Victory Capital’s differentiated model is comprised of nine Investment Franchises, each with an independent culture and investment approach. Additionally, the Company offers a rules-based Solutions Platform, featuring the VictoryShares ETF brand, as well as custom and multi-asset class solutions. The Company’s Investment Franchises and Solutions Platform are supported by a centralized distribution, marketing and operational environment, in which the investment professionals can focus on the pursuit of investment excellence.

Victory Capital provides institutions, financial advisors and retirement platforms with a variety of asset classes and investment vehicles, including separately managed accounts, collective trusts, mutual funds, ETFs, UCITs and UMA/SMA vehicles.

For more information, please visit www.vcm.com.  Go to www.victorysharesliterature.com for ETF prospectuses or www.victoryfundliterature.com for mutual fund prospectuses.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control, as discussed in Victory Capital’s filings with the SEC, that could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an "investment company" under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the dual class structure of the Company’s common stock; the level of control over the Company retained by Crestview GP; the Company’s status as an emerging growth company and a controlled company; and other risks and factors listed under "Risk Factors" and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Contacts

Investors:

Matthew Dennis, CFA

Director, Investor Relations

216-898-2412

mdennis@vcm.com

Media:
Tricia Ross

310-622-8226

tross@finprofiles.com

Victory Funds are distributed by Victory Capital Advisers, Inc. (VCA). VictoryShares ETFs are distributed by Foreside Fund Services, LLC. Victory Capital Management Inc. (VCM) is the adviser to VictoryShares ETFs and Victory Funds. VCM and VCA are affiliated. They are not affiliated with Foreside Fund Services, LLC.

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands except shares)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Revenue
Investment management fees	$74,411	$82,030	$89,130
Fund administration and distribution fees	13,068	13,937	15,834
Total revenue	87,479	95,967	104,964

Expenses
Personnel compensation and benefits	34,501	33,910	36,803
Distribution and other asset-based expenses	15,767	21,123	25,161
General and administrative	7,087	6,910	9,056
Depreciation and amortization	5,222	5,360	6,412
Change in value of consideration payable for acquisition of business	—	(33)	—
Acquisition-related costs	2,777	2,900	—
Restructuring and integration costs	—	40	264
Total operating expenses	65,354	70,210	77,696

Income from operations	22,125	25,757	27,268
Operating margin	25.3%	26.8%	26.0%

Other income (expense)
Interest income and other income/(expense)	1,833	(2,627)	(37)
Interest expense and other financing costs	(4,624)	(4,438)	(7,092)
Loss on debt extinguishment	—	—	(6,058)
Total other income (expense), net	(2,791)	(7,065)	(13,187)

Income before income taxes	19,334	18,692	14,081

Income tax expense	(4,807)	(4,777)	(3,557)

Net income	$14,527	$13,915	$10,524

Earnings per share of common stock
Basic	$0.22	$0.21	$0.17
Diluted	0.20	0.19	0.16

Weighted average number of shares outstanding
Basic	67,520,883	67,715,681	61,599,057
Diluted	72,281,878	71,557,705	66,283,621

Dividends declared per share	$—	$—	$—

Victory Capital Holdings, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(unaudited; in thousands except shares)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Net income (GAAP)	$14,527	$13,915	$10,524
Income tax expense	(4,807)	(4,777)	(3,557)
Income before taxes	$19,334	$18,692	$14,081
Interest expense	3,853	3,797	8,094
Depreciation	571	709	736
Other business taxes	555	337	375
Amortization of acquisition-related intangibles	4,651	4,651	5,676
Stock-based compensation	1,478	3,943	3,322
Acquisition, restructuring and exit costs	2,777	3,664	518
Debt issuance costs	364	371	6,702
Pre-IPO governance expenses	—	—	141
Earnings/losses from equity method investments	4	224	137
Adjusted EBITDA	$33,587	$36,388	$39,782
Adjusted EBITDA margin	38.4%	37.9%	37.9%

Net income (GAAP)	$14,527	$13,915	$10,524
Adjustment to reflect the operating performance of the Company
Other business taxes	555	337	375
Amortization of acquisition-related intangibles	4,651	4,651	5,676
Stock-based compensation	1,478	3,943	3,322
Acquisition, restructuring and exit costs	2,777	3,664	518
Debt issuance costs	364	371	6,702
Pre-IPO governance expenses	—	—	141
Tax effect of above adjustments	(2,456)	(3,241)	(4,183)
Adjusted net income	$21,896	$23,640	$23,075
Adjusted net income per diluted share	$0.30	$0.33	$0.35

Tax benefit of goodwill and acquired intangibles	$3,361	$3,320	$3,320
Tax benefit of goodwill and acquired intangibles per diluted share	$0.05	$0.05	$0.05

Adjusted net income with tax benefit	$25,257	$26,960	$26,395
Adjusted net income with tax benefit per diluted share	$0.35	$0.38	$0.40

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except for shares)

	March 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$66,261	$51,491
Receivables	42,783	44,120
Prepaid expenses	3,832	2,664
Investments	15,742	13,320
Property and equipment, net	8,874	8,780
Goodwill	284,108	284,108
Other intangible assets, net	383,029	387,679
Other assets	9,299	9,349
Total assets	$813,928	$801,511

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$24,410	$20,350
Accrued compensation and benefits	19,901	30,228
Consideration payable for acquisition of business	5,921	5,838
Deferred tax liability, net	7,575	6,212
Other liabilities	16,636	14,478
Long-term debt(1)	269,320	268,857
Total liabilities	343,763	345,963

Stockholders' equity:
Class A common stock, $0.01 par value per share: 2019 - 400,000,000 shares authorized, 15,663,474 shares issued and 14,684,242 shares outstanding; 2018 - 400,000,000 shares authorized, 15,280,833 shares issued and 14,424,558 shares outstanding	157	153
Class B common stock, $0.01 par value per share: 2019 - 200,000,000 shares authorized, 55,014,007 shares issued and 52,837,919 shares outstanding; 2018 - 200,000,000 shares authorized, 55,284,408 shares issued and 53,137,428 shares outstanding	550	553
Additional paid-in capital	606,181	604,401
Class A treasury stock, at cost: 2019 - 979,232 shares; 2018 - 856,275 shares	(9,389)	(8,045)
Class B treasury stock, at cost: 2019 - 2,176,088 shares; 2018 - 2,146,980 shares	(22,037)	(21,719)
Accumulated other comprehensive income (loss)	(12)	(86)
Retained deficit	(105,285)	(119,709)
Total stockholders' equity	470,165	455,548
Total liabilities and stockholders' equity	$813,928	$801,511

(1)

Balances at March 31, 2019 and December 31, 2018 are shown net of unamortized loan discount and debt issuance costs in the amount of $10.7 million and $11.1 million, respectively.  The gross amount of the debt outstanding was $280.0 million for both periods.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management

(unaudited; in millions)

	For the Three Months Ended			% Change from
	March 31,	December 31,	March 31,	December 31,	March 31,
	2019	2018	2018	2018	2018
Beginning assets under management	$52,763	$63,640	$61,771	-17%	-15%
Gross client cash inflows	3,038	4,028	3,685	-25%	-18%
Gross client cash outflows	(4,143)	(5,047)	(4,318)	-18%	-4%
Net client cash flows	(1,105)	(1,019)	(633)	-8%	-75%
Market appreciation (depreciation)	6,460	(9,858)	(275)	166%	n/m
Net transfers	—	—	(8)	n/m	-100%
Ending assets under management	58,119	52,763	60,855	10%	-4%
Average assets under management	57,043	58,474	62,020	-2%	-8%

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Asset Class

(unaudited; in millions)

For the Three Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Commodity	Other	Total
March 31, 2019
Beginning assets under management	$20,019	$12,948	$6,836	$3,759	$4,610	$3,767	$469	$355	$52,763
Gross client cash inflows	993	992	303	26	365	279	56	25	3,038
Gross client cash outflows	(1,786)	(1,059)	(383)	(183)	(277)	(349)	(80)	(27)	(4,143)
Net client cash flows	(793)	(67)	(79)	(158)	88	(70)	(24)	(2)	(1,105)
Market appreciation (depreciation)	2,942	1,834	216	516	535	297	47	73	6,460
Net transfers	2	(1)	—	(1)	—	1	—	(1)	—
Ending assets under management	$22,169	$14,714	$6,973	$4,117	$5,234	$3,996	$493	$425	$58,119

December 31, 2018
Beginning assets under management	$25,014	$16,438	$7,149	$4,644	$4,738	$4,224	$966	$467	$63,640
Gross client cash inflows	1,238	815	369	59	1,068	406	44	29	4,028
Gross client cash outflows	(2,045)	(1,235)	(666)	(171)	(409)	(281)	(192)	(48)	(5,047)
Net client cash flows	(807)	(420)	(297)	(112)	659	125	(148)	(19)	(1,019)
Market appreciation (depreciation)	(4,165)	(3,085)	(22)	(775)	(787)	(582)	(348)	(94)	(9,858)
Net transfers	(23)	15	6	2	—	—	(1)	1	—
Ending assets under management	$20,019	$12,948	$6,836	$3,759	$4,610	$3,767	$469	$355	$52,763

March 31, 2018
Beginning assets under management	$25,185	$15,308	$7,551	$4,789	$4,105	$3,028	$1,419	$386	$61,771
Gross client cash inflows	1,203	776	394	55	443	606	127	81	3,685
Gross client cash outflows	(2,080)	(922)	(640)	(211)	(220)	(77)	(146)	(22)	(4,318)
Net client cash flows	(877)	(146)	(246)	(156)	223	529	(19)	59	(633)
Market appreciation (depreciation)	(103)	(67)	6	3	14	(34)	(102)	8	(275)
Net transfers	—	—	—	(1)	(8)	40	—	(39)	(8)
Ending assets under management	$24,205	$15,095	$7,311	$4,635	$4,334	$3,563	$1,298	$414	$60,855

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

For the Three Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds(1)	ETFs	Vehicles(2)	Total
March 31, 2019
Beginning assets under management	$30,492	$2,956	$19,315	$52,763
Gross client cash inflows	2,379	242	417	3,038
Gross client cash outflows	(2,887)	(299)	(957)	(4,143)
Net client cash flows	(508)	(58)	(540)	(1,105)
Market appreciation (depreciation)	3,801	224	2,435	6,460
Net transfers	—	—	—	—
Ending assets under management	$33,786	$3,123	$21,210	$58,119

December 31, 2018
Beginning assets under management	$38,189	3,295	22,156	63,640
Gross client cash inflows	2,350	319	1,359	4,028
Gross client cash outflows	(3,857)	(198)	(992)	(5,047)
Net client cash flows	(1,507)	121	367	(1,019)
Market appreciation (depreciation)	(6,190)	(460)	(3,208)	(9,858)
Net transfers	—	—	—	—
Ending assets under management	$30,492	$2,956	$19,315	$52,763

March 31, 2018
Beginning assets under management	$37,967	$2,250	$21,555	$61,771
Gross client cash inflows	2,626	481	578	3,685
Gross client cash outflows	(3,266)	(29)	(1,023)	(4,318)
Net client cash flows	(640)	452	(445)	(633)
Market appreciation (depreciation)	(307)	(28)	60	(275)
Net transfers	(31)	—	22	(8)
Ending assets under management	$36,989	$2,674	$21,192	$60,855

(1)	Includes institutional and retail share classes and VIP funds.
(2)	Includes collective trust funds, wrap program separate accounts and unified managed accounts or UMAs.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company. These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA are:

•	Adding back income tax;
•	Adding back interest paid on debt and other financing costs net of interest income;
•	Adding back depreciation on property and equipment;
•	Adding back other business taxes;
•	Adding back amortization of acquisition-related intangibles;
•

Adding back the expense associated with stock-based compensation associated with equity issued from pools that were created in connection with the management-led buyout with Crestview GP from KeyCorp, the Munder Acquisition and the RS Acquisition and as a result of any equity grants related to the IPO, exclusive of expense related to director stock-based compensation;

•

Adding back direct incremental costs of acquisitions and the IPO, including expenses associated with third-party advisors, proxy solicitations of mutual fund shareholders for transaction consents, loss on other receivable recorded in connection with an acquisition and severance;

•	Adding back debt issuance costs;
•	Adding back pre-IPO governance expenses paid to the Company’s private equity partners that terminated as of the completion of the IPO; and
•	Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income are:

•	Adding back other business taxes;
•	Adding back amortization of acquisition-related intangibles;
•

Adding back the expense associated with stock-based compensation associated with equity issued from pools that were created in connection with the management-led buyout with Crestview GP from KeyCorp, the Munder Acquisition and the RS Acquisition and as a result of any equity grants related to the IPO, exclusive of expense related to director stock-based compensation;

•

Adding back direct incremental costs of acquisitions and the IPO, including expenses associated with third-party advisors, proxy solicitations of mutual fund shareholders for transaction consents, loss on other receivable recorded in connection with an acquisition and severance;

•	Adding back debt issuance costs;
•	Adding back pre-IPO governance expenses paid to the Company’s private equity partners that terminated as of the completion of the IPO; and
•	Subtracting an estimate of income tax expense on the adjustments.

Tax Benefit of Goodwill and Acquired Intangibles

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit.  The tax benefit of goodwill and intangibles represents the tax benefits associated with deductions allowed for intangibles and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangibles with a step-up in tax basis.